UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2005
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31613	33-0727173
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10182 Telesis Court, 6thFloor, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 546-0400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
On September 15, 2005, TA/Advent VIII L.P., Advent Atlantic and Pacific III L.P., TA Executives Fund LLC, and TA Investors LLC, holders of common stock of WebSideStory, Inc. (the “Company”), advised the Company that they entered into a stock selling plan intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. These entities as well as one of the Company’s directors, Kurt R. Jaggers, are affiliated with TA Associates, Inc. Under the plan, these entities authorized the sale of up to 500,000 shares in the aggregate of the Company’s common stock.
The plan provides for sales of the Company’s common stock in amounts that vary depending on the available price per share.
These entities informed the Company that none of them had knowledge of any material nonpublic information about the Company when they adopted the plan. Any future sales under the plan will be publicly disclosed under Rule 16a-3 of the Exchange Act, if applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.

Date: September 20, 2005

	By:	/s/ Michael Christian

Michael Christian General Counsel and Secretary